Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Umpqua Holdings Corporation of our report dated February 23, 2018, except for the adjustments disclosed in Note 1, as to which the date is February 21, 2019, with respect to the consolidated financial statements of Umpqua Holdings Corporation and Subsidiaries for the year ended December 31, 2017 and for each of the two years in the period ended December 31, 2017, appearing in this Annual Report on Form 10-K for the year ended December 31, 2018.

•	Registration Statement on Form S-4 as amended by Post-Effective Amendment No. 1 on Form S-8 (No. 333-192346)

•	Registration Statement on Form S-3ASR (No. 333-195396)

•	Registration Statement on Form S-8 (No. 333-211381)

•	Registration Statement on Form S-8 (No. 333-188291)

•	Registration Statement on Form S-8 (No. 333-144766)

•	Registration Statement on Form S-8 (No. 333-143347)

•	Registration Statement on Form S-8 (No. 333-135071)

•	Registration Statement on Form S-8 (No. 333-117680)

•	Registration Statement on Form S-8 (No. 333-117679)

•	Registration Statement on Form S-8 (No. 333-105637)

•	Registration Statement on Form S-8 (No. 333-101357)

•	Registration Statement on Form S-8 (No. 333-58978)

•	Registration Statement on Form S-8 (No. 333-77259)

/s/ Moss Adams LLP

Portland, Oregon
February 21, 2019